UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009 (November 7, 2009)

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Regulation FD Disclosure.

On November 9, 2009, Eagle Rock Energy Partners, L.P. (the “Partnership”) issued a press release announcing that on November 7, 2009, the Conflicts Committee of the Board of Directors of the general partner of the Partnership’s general partner (the “Conflicts Committee”), received a joint proposal letter and term sheet (the “Joint Proposal”) from Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P. (collectively with certain of their affiliates, “NGP”) and Black Stone Minerals Company, L.P. (collectively with certain of its affiliates, “Black Stone”) setting forth revised terms and conditions of, and serving as a replacement of, both NGP’s and Black Stone’s most recent individual proposals to the Partnership.

A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and a copy of the Joint Proposal is attached hereto as Exhibit 99.2.  Exhibits 99.1 and 99.2 are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Partnership dated November 9, 2009
99.2	NGP and Black Stone Letter and Preliminary Term Sheet dated November 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: November 9, 2009	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of the Partnership dated November 9, 2009
99.2	NGP and Black Stone Letter and Preliminary Term Sheet dated November 7, 2009